UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 20, 2022, Axcella Health Inc., doing business as “Axcella Therapeutics,” (the “Company” or “Axcella”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with funds associated with existing investor Flagship Pioneering (together, the “Purchasers” and each a “Purchaser”), pursuant to which the Company may sell unsecured convertible promissory notes in aggregate principal amount of up to $12 million (the “Notes”) in a private placement (the “Private Placement”) with the initial closing on the same date as the date of the Purchase Agreement, September 20, 2022 (the “Initial Closing” and such date, the “Initial Closing Date”). The Company sold $6 million in Notes at the Initial Closing. The Company may conduct any number of additional closings (each, including the Initial Closing, a “Closing”) so long as the final Closing occurs on or before the six month anniversary of the Initial Closing Date. The Notes mature one year from the date of issuance and bear interest at the rate of 8% per annum payable upon the earlier of (i) voluntary conversion of the Notes in accordance with the terms thereof and (ii) the maturity date. All principal and accrued interest under the Notes (the “Outstanding Balance”) will automatically convert at the Company’s next equity financing (the “Subsequent Financing”), without any action on the part of the Purchasers, into such securities of the Company as are issued in the Subsequent Financing. The Notes are subordinate and junior in right of payment to the senior secured debt issued pursuant to that certain Loan and Security Agreement, dated September 2, 2021, by and between the Company, its wholly owned subsidiaries as borrowers, SLR Investment Corp. (“SLR”) as designated agent, and the lenders listed on Schedule 1.1 thereof (the “Loan Agreement”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Purchasers acquired the Notes for investment and each Purchaser acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. Neither this Current Report on Form 8-K nor any of its exhibits is an offer to sell or the solicitation of an offer to buy any securities described in this Current Report on Form 8-K.

The Purchase Agreement includes customary covenants, representations and warranty provisions for agreements of its kind.

The foregoing summaries of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the documents attached hereto as exhibits 10.1 and 10.2, respectively. The representations, warranties and covenants made by the Company in these agreements were made solely for the benefit of the parties to these agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to any other persons or investors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01	Other Events.

In September 2022, the Company made a $6.4 million prepayment to SLR under the Loan Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, dated as of September 20, 2022, by and among Axcella Health Inc. and certain funds affiliated with Flagship Pioneering, as purchasers.
10.2	Form of Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: September 23, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director